SECURITIES PURCHASED DURING AN UNDERWRITING
"INVOLVING LEBENTHAL & CO., INC. SUBJECT TO RULE 10f-3"
UNDER THE INVESTMENT COMPANY ACT OF 1940


"For the six months ended May 31, 2001"



						Trade	 Settle     Price
Portfolio		Security		Date	 Date	    Per Share

NY Muni Bond Fund	NY TRAN 5.5% 2/1/17	23-Feb-01 7-Mar-01  $104.413
			NYC FIN SER B


Par Value     Face Amount   %ofOffering(1)	%ofPortfolio	  Broker
Purchased by  Purchased by  Purchased by	Total Assets	Bear Stearns
Port.	      Port.	    Port.*	       	(3%Max**)
" $500,000 "  " $522,065 "  0.12%		 0.19%
" $500,000 "  " $522,065 "  0.12%		 0.19%


(1)Amount of total offering was: " $415,000,000 "



						Trade	 Settle     Price
Portfolio		Security		Date	 Date	    Per Share

NY Muni Bond Fund	NY TRAN 5.375% 2/1/18	06-Apr-01 11-Apr-01  $103.177
			NYC FIN SER C


Par Value     Face Amount   %ofOffering(1)	%ofPortfolio	  Broker
Purchased by  Purchased by  Purchased by	Total Assets	Morgan Stanley
Port.	      Port.	    Port.*	       	(3%Max**)
" $1,000,000 "  " $1,031,770 "  0.24%		 0.19%
" $1,000,000 "  " $1,031,770 "  0.24%		 0.19%


(1)Amount of total offering was: " $415,000,000 "



						Trade	 Settle     Price
Portfolio		Security		Date	 Date	    Per Share

NY Muni Bond Fund	NY WTR&SWR 5.125% 	27-Apr-01 15-May-01  $95.499
			NYC WTR SER E


Par Value     Face Amount   %ofOffering(1)	%ofPortfolio	  Broker
Purchased by  Purchased by  Purchased by	Total Assets	Loop Securities
Port.	      Port.	    Port.*	       	(3%Max**)
" $5,000,000 "  " $4,774,950 "  5.81%		 0.19%
" $5,000,000 "  " $4,774,950 "  5.81%		 0.19%


(1)Amount of total offering was: " $86,105 "



							Trade	 Settle     Price
	Portfolio		Security		Date	 Date	    Per Share

NY Muni Bond Fund	LI PWR AUTH 5.0% 9/1/27		22-Mar-01 29-Mar-01  $97.702
			NY ELEC SER A


Par Value     Face Amount   %ofOffering(1)	%ofPortfolio	  Broker
Purchased by  Purchased by  Purchased by	Total Assets	Smith Barney
Port.	      Port.	    Port.*	       	(3%Max**)
" $5,000,000 "  " $4,885,100 "  1.67%		 0.19%
" $5,000,000 "  " $4,885,100 "  1.67%		 0.19%


(1)Amount of total offering was: " $300,000,000 "



							Trade	 Settle     Price
	Portfolio		Security		Date	 Date	    Per Share


NY Muni Bond Fund	NY&NJ PORT AUTH  		17-Jan-01 31-Jan-01  $96.609
NJ Muni Bond Fund	5.125% 1/15/36  		24-Jan-01 31-Jan-01  $96.400


Par Value     Face Amount   %ofOffering(1)	%ofPortfolio	  Broker
Purchased by  Purchased by  Purchased by	Total Assets	Loop Securities
Port.	      Port.	    Port.*	       	(3%Max**)
" $1,700,000 "  " $1,644,699 "   .68%		 0.19%
" $1,700,000 "  " $1,644,699 "   .68%		 0.19%


(1)Amount of total offering was: " $250,000,000 "



Notes:
*Purchases by all Portfolios in aggregate may not exceed the greater of (i) 25% of the principal amount of the offering.

**Purchase may not exceed 3% of Portfolio's total assets